As filed with the Securities and Exchange Commission on May 8, 2023
    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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AVANTAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-1718107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Olympus Boulevard, Suite 100 Dallas, Texas	75019
(Address of Principal Executive Office)	(Zip Code)
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Avantax, Inc. 2016 Employee Stock Purchase Plan
(Full title of the plan)
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Tabitha Bailey
Chief Legal Officer and Corporate Secretary
Avantax, Inc.
3200 Olympus Boulevard, Suite 100
Dallas, Texas 75019
(Name and address of agent for service)
(972) 870-6400
(Telephone number, including area code, of agent for service)
Copies to:
Beth Berg
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
(312) 853-7000
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 25, 2016, Avantax, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-211625) (the “2016 Form S-8”) to register 1,000,000 shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) issuable under the Avantax, Inc. 2016 Employee Stock Purchase Plan (the “ESPP”). On May 21, 2020, the Registrant amended the ESPP to increase the number of shares of Common Stock issuable under the ESPP by 350,000 shares of Common Stock and filed an additional Registration Statement on Form S-8 (File No. 333-238566) (the “2020 Form S-8”) to register such shares, increasing the total number of shares available for issuance under the ESPP in its then-current form to 1,350,000 shares. Pursuant to General Instruction E of Form S-8, the contents of the 2016 Form S-8 and the 2020 Form S-8 are each incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

On March 23, 2023, the Registrant’s board of directors adopted, subject to stockholder approval, a further amendment to the ESPP (the “2023 Amendment”) to increase the total number of shares of Common Stock issuable under the ESPP by an additional 500,000 shares to a total of 1,850,000 shares. On May 4, 2023, at the Registrant’s 2023 annual meeting of stockholders (the “Annual Meeting”), a majority of the Registrant’s stockholders present in person or by proxy and entitled to vote on such matter at the Annual Meeting voted to approve the 2023 Amendment, and the 2023 Amendment became effective. This Registration Statement is being filed to register such additional 500,000 shares of Common Stock issuable under the ESPP.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not filed as part of this Registration Statement pursuant to the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference to this Registration Statement:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 28, 2023;

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 8, 2023;

(3) The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 23, 2023, January 24, 2023, January 25, 2023, January 26, 2023, January 27, 2023, February 15, 2023, March 1, 2023, April 4, 2023, and May 5, 2023; and

(4) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A, filed with the Commission on June 5, 2009, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant has furnished, or may from time to time furnish, to the Commission is, or will be, incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8.  Exhibits.

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 13, 2012).
4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 5, 2017).
4.3	Certificate of Amendment No. 2 to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 8, 2018).
4.4	Certificate of Amendment No. 3 to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 26, 2023).
4.5	Certificate of Amendment No. 4 to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2023).
4.6	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on January 26, 2023).
5.1*	Opinion of Sidley Austin LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).
24.1*	Power of attorney (included on the signature page to this Registration Statement on Form S-8).
99.1	Avantax, Inc. 2016 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 25, 2016).
99.2
First Amendment to the Avantax, Inc. 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-25131) filed on August 1, 2018).

99.3	Second Amendment to the Avantax, Inc. 2016 Employee Stock Purchase Plan (incorporated by reference to Appendix C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 9, 2020).
99.4	Omnibus Amendment to Company Plans of Avantax, Inc. (incorporated by reference to Exhibit 10.40 to the Registrant’s Annual Report on Form 10-K (File No. 000-25131) filed on February 28, 2023).
99.5	Third Amendment to the Avantax, Inc. 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2023).
107*	Filing Fee Table.
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 8, 2023.

AVANTAX, INC.

By:	/s/ Marc Mehlman
Marc Mehlman
Chief Financial Officer and Treasurer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher W. Walters and Tabitha Bailey, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Christopher W. Walters	President, Chief Executive Officer and Director	May 8, 2023
Christopher W. Walters	(Principal Executive Officer)

/s/ Marc Mehlman	Chief Financial Officer and Treasurer	May 8, 2023
Marc Mehlman	(Principal Financial Officer)

/s/ Stacy A. Murray	Chief Accounting Officer	May 8, 2023
Stacy A. Murray	(Principal Accounting Officer)

/s/ Georganne C. Proctor	Chair of the Board, Director	May 8, 2023
Georganne C. Proctor

/s/ Mark A. Ernst	Director	May 8, 2023
Mark A. Ernst

/s/ E. Carol Hayles	Director	May 8, 2023
E. Carol Hayles

/s/ Kanayalal Kotecha	Director	May 8, 2023
Kanayalal Kotecha

/s/ J. Richard Leaman III	Director	May 8, 2023
J. Richard Leaman III

/s/ Tina Perry	Director	May 8, 2023
Tina Perry

/s/ Karthik Rao	Director	May 8, 2023
Karthik Rao

/s/ Jana R. Schreuder	Director	May 8, 2023
Jana R. Schreuder